UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington D.C., 20549

                                   Form 8-K

                                CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 8, 2000

Commission file number

                           C.E.C. INDUSTRIES CORP
                 ---------------------------------------------
                (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)


Nevada                                              87-0217252
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(STATE OR OTHER JURISDICTION OF                   (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NO.)

3450 E. Russell Rd., Las Vegas, NV 89120
------------------------------------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)

(702) 214-4253
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(ISSUER'S TELEPHONE NUMBER)

                                  Copies to:
                                 Brian Dvorak
                                  President
                             3450 E. Russell Rd.
                            Las Vegas, NV  89120
                               (702) 214-4253


















FORWARD LOOKING STATEMENTS

This press release contains forward looking statements regarding the Company's business strategy and future plans of operation. Forward looking statements involve known and unknown risks and uncertainties. These and other important factors, including those mentioned in various filings with the Securities and Exchange Commission made periodically by the Company (available to the public at www.sec.gov), may cause the actual results and performance to differ materially from the future results expressed in or implied by such forward looking statements. The forward looking statements contained in this press release speak only as of the date hereof and the Company disclaims any obligations to provide public updates, revisions or amendments to any forward looking statements made herein to reflect changes to the Company's expectations or future events.











































Item No. 2  Acquisition or Disposition of Assets

     The Company entered into a letter of intent on June 8th 2000 to acquire 100% interest of Denner Power, Inc. and to merge into C.E.C. Industries.
     The following is a description of Denner Power's engine, as found on its web site located at www.dennerpower.com.

"COMBUSTION BASICS

 . . . the Denner engine has an ingeniously simple design. To fully explain the importance of our innovations, however, we must first describe the basics of combustion.

Modern internal combustion engines work by igniting a compressed mixture of air and hydrocarbon fuel (such as gasoline) in a cylinder. The combustion reaction combines oxygen in the air with the hydrogen and carbon in the fuel to produce water vapor and carbon dioxide.

The heat released by the reaction causes the gas in the cylinder to expand, driving down the piston. The gas expands and cools, transferring the chemical energy in the fuel into mechanical motion.

Most engines are spark-ignition engines, in which a spark plug starts the burn. Diesel engines, by contrast, are compression-ignition engines, in which the air-fuel mixture is compressed until it reaches sufficient temperature and pressure to begin burning on its own. Both types of engines use the same basic design and chemistry, resulting in similar drawbacks: pollution caused by incomplete burning of the fuel, and low efficiency due to high mechanical complexity and low compression ratios in the cylinders.

The Denner engine, meanwhile, works by exploiting supercombustion, a different chemical reaction than that used in any other internal combustion engine.

SUPERCOMBUSTION

Supercombustion does indeed occur at times in traditional engines, but it's known there as "detonation" or "knock." It happens when lean fuel mixtures are placed under high compression during ignition. In the presence of such an oxygen-rich environment, the fuel explodes with more than twice as much force as in normal combustion.

In a detonation reaction, fuel is actually broken down into different components before burning and follows different chemical pathways to release energy than in normal combustion. For example, the Denner engine emits much more free hydrogen and oxygen and less water vapor than normal engines do. The resulting burn is far more complete and eliminates pollutants (See the Advantages section for emissions statistics).

Despite releasing more energy from fuel, supercombustion is in fact avoided like the plague by all other engine designers because the power released by the detonation reaction is violently destructive to their engines. In fact, racing engines have been known to literally blow apart when detonation occurred at high rpm. As a result, supercombustion is very poorly understood by the engine industry and nobody has yet pinpointed its exact chemistry.

Next, more about the construction of the Denner engine, the only engine capable of withstanding supercombustion forces.

SIMPLICITY

The key to the Denner engine's ruggedness is its simplicity. Most internal combustion engines of equal size have hundreds of parts, while the Denner engine has fewer than twenty total parts and only three independently moving parts. As a result, each part must perform multiple functions.

Rather than a crankshaft, the engine uses a circlular crank driven by a scotch yoke. This, combined with self-centering pistons, allows the piston-rod assembly to be fused into a single part and to travel in a purely linear manner, with sinusoidal motion. This drastically reduces the torque and shearing forces normally acting on connecting rods and bearings. The design also greatly reduces wear caused by the constantly shifting momentum of reciprocating parts within the engine. This is the key to running smoothly under supercombustion.

By eliminating valves and cams in favor of the traditionally simple piston port design of a two-stroke, significant additional reductions are made in friction and weight. In fact, at any given power output level, the Denner engine is dramatically lighter and simpler to maintain than any other existing engine design.


TWO-STROKE CYCLE

Another advantage of the Denner engine is its use of a two-stroke cycle without the drawbacks that plague other two-stroke engines.

Unlike four-stroke engines in which the piston fires on every other revolution of the crank, two-stroke engines fire each piston once per revolution. Intake, compression, expansion, and exhaust take place in two strokes of the piston instead of four. Thus, for any given piston displacement, a two-stroke engine delivers leverage to the crank twice as often and therefore could theoretically produce twice the power (without even considering supercombustion). Mechanical efficiency is also increased by eliminating the wasted motion of the piston in the exhuast and intake strokes of four-stroke engines.

Yet, as a result of needing to get more accomplished with each stroke, two-stroke engines tend to have certain problems: 1) scavenging (flushing exhaust out of the cylinder and fresh air into it) is very tricky and often wastes fuel, and 2) oil must be mixed with the fuel spray to lubricate the cylinder and engine bearings. Both problems cause high pollution. As a result, four-strokes dominate the engine market.

The Denner engine, however, does not mix oil with the fuel: friction is so low that a tiny trickle of oil from the crankcase into the rear of the cylinder suffices. The scavenging problem is also eliminated by the high levels of free oxygen and hydrogen in the exhaust--they don't retard combustion, and in fact enhance it."




Signature

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C.E.C. INDUSTRIES CORP.

By:  /s/ Brian Dvorak                 Dated:  July 17, 2000
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     Brian Dvorak, President